                                                                     EXHIBIT 8.2


                  [Squire, Sanders & Dempsey L.L.P. Letterhead]



                                 April 14, 1999



Charming Shoppes Receivables Corp.
3411 Silverside Road
Wilmington, DE 19810

         Re:      REGISTRATION STATEMENT ON FORM S-1 (NO. 333-71757)

Ladies and Gentlemen:

         We have acted as special Ohio tax counsel to you in connection with the above-referenced registration statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration of the Series 1999-1 Floating Rate Class A Asset Backed Certificates and Floating Rate Class B Asset Backed Certificates (collectively, the "Certificates") to be issued by the Charming Shoppes Master Trust (the "Trust") (the "Transaction").

         We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Certificates, and in order to express the opinion contained herein, we have examined copies of forms of the Pooling and Servicing Agreement, as amended, and the Series 1999-1 Supplement to the Pooling and Servicing Agreement (the "Transaction Documents"); we have examined the Registration Statement and the prospectus contained therein; and we have examined such other records and documents as we have deemed necessary or appropriate in rendering the opinion set forth below.

         In rendering this opinion, we have relied upon the foregoing understandings and assumptions and the legal opinion of Mayer, Brown & Platt with respect to certain federal tax matters delivered in connection with the Transaction. We have expressly assumed that the Trust (i) has not filed a report with the Ohio Secretary of State as a business trust under Section 1746,04 of the Ohio Revised Code and (ii) does not maintain an office or place of business in the State of Ohio, employ any person who is engaged in business on behalf of the Trust in the State of Ohio, or own or use capital or real or personal property located in the State of Ohio.

Charming Shoppes Receivables Corp.
April 14, 1999
Page 2


         Although no transaction comparable to the Transaction has been interpreted by courts applying Ohio law or by the Ohio Department of Taxation, based upon the foregoing and subject to the qualifications expressed herein and execution of the Transaction Documents in substantially the form that we have examined, we are of the opinion that (i) the Trust as an entity will not be subject to the Ohio personal income tax imposed by Chapter 5747 of the Ohio Revised Code, the Ohio corporation franchise tax imposed by Chapter 5733 of the Ohio Revised Code or the dealer in intangibles tax imposed by Chapter 5725 of the Ohio Revised Code, and (ii) for purposes of the personal income tax, the corporation franchise tax and the dealer in intangibles tax described above, the Certificates will be treated as indebtedness.

         We note that this opinion represents our conclusions as to the application of existing Ohio law to the Transaction, and there can be no assurances that the Ohio Department of Taxation will not take a contrary position or that new legislation will not alter some or all of these conclusions.

         We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the reference to our firm in the Prospectus under the captions "Structural Summary -- Ohio Tax Status of the Offered Certificates and the Trust," "Ohio State Tax Consequences" and "Legal Matters". In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                   Respectfully submitted,

                                   /s/ SQUIRE, SANDERS & DEMPSEY, L.L.P.